UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2006

Cole Credit Property Trust II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-121094	20-1676382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona		85016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 778-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2006, Cole MT Denver CO, LLC, a Delaware limited liability company ("MT Denver"), a wholly-owned subsidiary of Cole Operating Partnership II, LP ("COP II"), the operating partnership of Cole Credit Property Trust II, Inc. (the "Company"), entered into an agreement of purchase and sale (the "MT Denver Agreement") with Shadrall Associates ("Shadrall"), which is not affiliated with the Company, its advisor or affiliates. Cole Takedown, LLC, which is an affiliate of the Company and the Company’s advisor, was the original purchaser under the MT Denver Agreement and assigned its rights and obligations under the MT Denver Agreement to MT Denver prior to acquiring the property. Pursuant to the MT Denver Agreement, MT Denver agreed to purchase all of Shadrall’s interests in two single-tenant retail buildings, totaling approximately 198,477 square feet, on an approximately 17.84 acre site located in Denver, Colorado (the "MT Denver Property") for a gross purchase price of approximately $18.5 million, exclusive of closing costs. The MT Denver Property was constructed in 1991.

In connection with the MT Denver Agreement, MT Denver paid $1,000,000 as an earnest money deposit (the "MT Denver Deposit"). On February 6, 2006, MT Denver acquired the MT Denver Property from Shadrall and the MT Denver Deposit was applied to the purchase price. The MT Denver Agreement contains customary representations and warranties and customary indemnification provisions. The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

On February 6, 2006, in connection with the acquisition of the MT Denver Property, MT Denver obtained an approximately $12.03 million loan from Bear Sterns Commercial Mortgage, Inc. (the "Lender") by executing a promissory note (the "MT Denver Loan"). The MT Denver Loan, which is secured by the MT Denver Property, has a fixed interest rate of 5.57% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on March 1, 2011 (the "MT Denver Maturity Date").

The MT Denver Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the MT Denver Loan. Notwithstanding the prepayment limitations, MT Denver may sell the MT Denver Property to a buyer that assumes the MT Denver Loan. The transfer would be subject to the conditions set forth in the MT Denver Loan documents, including without limitation, the Lender’s approval of the proposed buyer and the payment of the Lender’s fees, costs and expenses associated with the sale of the MT Denver Property and the assumption of the MT Denver Loan.

In the event the MT Denver Loan is not paid off on the MT Denver Maturity Date, the MT Denver Loan includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate of 5.57% plus two percent (2.0%). The MT Denver Maturity Date, under the hyperamortization provisions, will be extended by twenty five (25) years. During such period, Lender will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the MT Denver Loan other than any additional interest expense, (v) any operating expenses of the MT Denver Property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the MT Denver Loan, and (viii) any additional interest expense, which is not paid will be added to the principal balance of the MT Denver Loan.

On February 6, 2006, in connection with the acquisition of the MT Denver Property COP II obtained an approximately $2.3 million loan from Series C, LLC, which is an affiliate of the Company, by executing a promissory note (the "COP II Loan"). The COP II Loan, which is secured by the membership interest held by COP II in MT Denver, has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and due and payable interest payable in full on December 31, 2006. The COP II Loan generally is non-recourse to COP II. The COP II Loan may be prepaid at any time without penalty or premium. The terms of the COP II Loan are no less favorable to the Company than loans from unaffiliated third parties under the same circumstances.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 6, 2006, MT Denver acquired the MT Denver Property from Shadrall. The purchase price of the MT Denver Property was approximately $18.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering, an approximately $2.3 million from the COP II Loan, and a $12.03 million loan secured by the MT Denver Property. In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of $370,000 and its advisor a finance coordination fee of approximately $120,000. The area surrounding the MT Denver Property is shared by residential neighborhoods, undeveloped land parcels, commercial office and retail development. The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The MT Denver Property is 100% leased to two tenants, Sam’s PW, Inc. ("Sam’s Club"), a wholly-owned subsidiary of Wal-Mart Stores, Inc., and Hob-Lob Limited Partnership ("Hobby Lobby"), a wholly-owned subsidiary of H.L. Management, Inc. Pursuant to the lease agreements the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent. The Sam’s Club lease commenced on October 29, 1991 and was assigned and assumed by Sam’s Club on January 12, 1994. The annual base rent of $820,245, or $7.58 per square foot, is fixed through the initial lease term, which expires on November 30, 2016. Sam’s Club has ten options to renew the lease, beginning on December 1, 2016, each for an additional five-year term. In accordance with the Sam’s Club lease, Sam’s Club pays additional percentage rent on sales exceeding a predetermined dollar amount. The Hobby Lobby lease commenced on January 15, 1991 and was assigned and assumed by Hobby Lobby on July 26, 2000. The annual base rent of $585,000, or $6.48 per square foot, is fixed through the initial lease term, which expires on November 30, 2016. Hobby Lobby has ten options to renew the lease, beginning on December 1, 2016, each for an additional five-year term.

In evaluating the MT Denver Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the MT Denver Property, a variety of factors were considered, including our consideration of a property condition report; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

Sam’s Club operates membership warehouse stores in 48 states across the United States. In determining the creditworthiness of Sam’s Club, the Company considered a variety of factors, including historical financial information and financial performance, and regional market position.

Hobby Lobby operates retail arts and crafts stores in 28 states across the United States. In determining the creditworthiness of Hobby Lobby, the Company considered a variety of factors, including historical financial information and financial performance, and regional market position.

An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the MT Denver Property and will receive a property management fee of 2.0% of the monthly gross revenue from the MT Denver Property. The Company currently has no plans for any renovations, improvements or development of the MT Denver Property. The Company believes the MT Denver Property is adequately insured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On February 8, 2006, the Company filed a Certificate of Correction to its Fifth Articles of Amendment and Restatement (the "Articles"). As described in the Company's prospectus, the Articles were corrected to provide that the the aggregate leverage in relation to the net assets shall not exceed 60% of the cost (before deducting depreciation or other non-cash reserves) of all of the assets. The Articles erroneously provided for a limit of 55% of the cost.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before April 22, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

99.1 Press release dated February 10, 2006.

99.2 Certificate of Correction to Fifth Articles of Amendment and Restatement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cole Credit Property Trust II, Inc.

February 10, 2006	By:	/s/ Blair D. Koblenz

Name: Blair D. Koblenz
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 10, 2006.
99.2	Certificate of Correction to Fifth Articles of Amendment and Restatement.